Exhibit 99.1

Helius Medical Technologies Completes Reverse Split of its Class A Common Stock

(Newtown, PA) – January 23, 2018 – Helius Medical Technologies, Inc. (TSX: HSM) (TXS:HSM.WT) (OTCQB: HSDT) (“Helius” or the “Company”), a medical technology company focused on neurological wellness, announced today that it has completed the previously-announced 1-for-5 reverse stock split of its outstanding Class A common stock following the market close on January 22, 2018. Helius Class A common stock will begin trading on a post-split basis at market open on January 23, 2018.

The reverse stock split is being implemented in contemplation of a potential listing of the Company’s Class A common stock to a U.S. national securities exchange. The potential listing of the Class A common stock to a U.S. national securities exchange will be subject to the Company’s satisfaction of additional exchange listing standards.

Helius’ Class A common stock will continue to trade on OTCQB under the symbol “HSDT” and on the Toronto Stock Exchange under the symbol “HSM” and will trade under a new CUSIP number 42328V504. As a result of the reverse stock split, every five pre-split shares of the Company’s Class A common stock outstanding will be exchanged for one share of Class A common stock. The reverse stock split reduced the number of shares of Helius’ outstanding Class A common stock from 100,891,246 shares to 20,178,225 shares.

The reverse split also applies to Class A common stock issuable upon the exercise of Helius’ outstanding stock options and warrants, including the Company’s publicly traded common share purchase warrants, each of which is now exercisable for one-fifth of a share of our Class A common stock at an exercise price of CAD$1.50 per warrant (or CAD$7.50 per whole share of Class A common stock). These warrants will continue to trade on the Toronto Stock Exchange under the symbol “HSM.WT” and the existing CUSIP number 42328V116.

Helius’ transfer agent, Computershare, which is also acting as the exchange agent for the reverse stock split, will provide instructions to shareholders with certificated shares regarding the process for exchanging share certificates. Shareholders with book-entry shares or who hold their shares in "street name" through a bank, broker, or other nominee will not need to take any action. Shareholders will receive cash in lieu of fractional shares of Class A common stock resulting from the reverse stock split.

Additional information about the reverse stock split can be found in Helius’ Current Report on the Form 8-K being filed January 23, 2018 with the Securities and Exchange Commission (SEC), a copy of which will be also available at www.sec.gov or in the Investor Relations section of Helius’ website at www.heliusmedical.com.

Exhibit 99.1

About PoNS® Treatment

The Portable Neuromodulation Stimulator (PoNS) is an investigational, non-invasive, medical device designed to deliver neurostimulation through the tongue. Clinical research has shown that electrical stimulation of the tongue, translingual neurostimulation (TLNS), activates two major cranial nerves – the trigeminal nerve and the facial nerve. Electrical stimulation of these cranial nerves creates a flow of neural impulses that are then delivered directly into the brain stem and cerebellum. PoNS Treatment combines the use of the PoNS device with physical therapy. The Company has completed its clinical trials for balance disorder in patients with mild to moderate Traumatic Brian Injury (TBI) and plans to submit applications for marketing authorization in the US and other jurisdictions for the PoNS device in the first half of 2018. Additional trials in multiple sclerosis, stroke and cerebral palsy have shown promising results and provide support for pursuing additional indications for use.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a medical technology company focused on neurological wellness. Helius seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself.  Helius intends to file for FDA clearance of the PoNS Device. For more information, please visit www.heliusmedical.com.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”).

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding the potential up-listing of the Company’s Class A common stock to a national securities exchange, ongoing or planned clinical research, expected future development timelines, regulatory submissions and approvals or other business initiatives and objectives.

Forward-looking statements are often identified by terms such as “estimate,” “intend” and similar expressions.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the failure of the Company to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties,

Exhibit 99.1

and other factors, many of which are beyond the control of the Company, including the Company’s ability to satisfy quantitative and qualitative initial listing standards of a national securities exchange prior to the ability to up-list the Class A common stock. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

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HELIUS CONTACTS:

Investor Relations:

Josh Berg, 415-205-7891
info@heliusmedical.com

Media Contact:
inquiries@heliusmedical.com